     As filed with the Securities and Exchange Commission on May 18, 1998.

                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                TEREX CORPORATION
             (Exact name of Registrant as specified in its charter)

                               Delaware 34-1531521
                (State or other jurisdiction of (I.R.S. employer
               incorporation or organization) identification no.)

                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
               (Address, including zip code, and telephone number,
        including area code, of Registrants' principal executive offices)
                            ------------------------

                               Eric I Cohen, Esq.
                                Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies To:
                   Robinson Silverman Pearce Aronsohn & Berman LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                        Attention: Stuart A. Gordon, Esq.
                                 (212) 541-2000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE
=================== -------------  -------------  -------------- ==============
   Title of Each        Amount       Proposed       Proposed
      Class of           to be       Maximum        Maximum         Amount of
  Securities to be    Registered     Offering       Aggregate     Registration
   Registered (1)        (2)         Price per      Offering          Fee
                                     Unit (2)(3)    Price (2)(3)
=================== =============  =============  ============== ==============
Debt Securities (4) )              )              )
Preferred Stock (5) }    (10)      }    (10)      }    (10)
Common Stock (6)... )              )              )
Warrants (7).......
Rights (8).........

Total (9)..........  $300,000,000                  $300,000,000 $88,500.00 (11)
=================== =============  =============  ============= ===============

---------------------------

(1) This Registration Statement also covers Debt Securities, Preferred Stock, Common Stock, Warrants or Rights which may be issued by the Registrant under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities.
(2) In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(3) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for Preferred Stock or Common Stock that are issued upon conversion of Debt Securities or Preferred Stock or upon exercise of the Warrants registered hereunder, as the case may be. Similarly, no separate consideration will be received for Debt Securities that are issued upon the exercise of Warrants registered hereunder.
(4) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt Securities. If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregated initial offering price not to exceed $300,000,000 less the dollar amount of any securities previously issued hereunder.
(5) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon conversion or redemption of Debt Securities registered hereby or upon exercise of Warrants registered hereby.
(6) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares Common Stock as shall be issuable upon conversion or redemption of Debt Securities or Preferred Stock registered hereby or upon exercise of Warrants or Rights registered hereby.
(7) Subject to note (9) below, there are being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock or Common Stock registered hereby.
(8) Subject to note (9) below, there is being registered hereunder an indeterminate number of Rights representing rights to purchase shares of Common Stock registered hereby.
(9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(10) Omitted pursuant to General Instruction II.D of Form S-3 under theSecurities Act of 1933, as amended.
(11) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS, DATED MAY 18, 1998

                                TEREX CORPORATION

                                  $300,000,000
                        Debt Securities, Preferred Stock,
                        Common Stock, Warrants and Rights

         Terex Corporation ("Terex" or the "Company") may from time to time offer in one or more series its (i) unsecured debt securities, which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities," and together with Senior Securities, the "Debt Securities"), (ii) preferred stock, par value $.01 per share ("Preferred Stock"), (iii) common stock, par value $.01 per share ("Common Stock"), (iv)
warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, "Warrants"), or (v) rights to purchase Preferred Stock or Common Stock ("Rights"), with an aggregate initial public offering price of up to $300,000,000 on terms to be determined at the time of offering. Debt Securities, Preferred Stock, Common Stock, Warrants and Rights (collectively, the "Offered Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

         The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Preferred Stock or Common Stock, certain covenants, other terms and conditions, and the initial public offering price; (ii) in the case of Preferred Stock, the number, specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other terms and conditions, and the initial public offering price; (iii) in the case of Common Stock, any initial public offering price; (iv) in the case of Warrants, the number and terms thereof, the designation and the number of securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof; and (v) in the case of Rights, the duration, exercise price and transferability thereof.

         The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

         The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is _______, 1998.

                              AVAILABLE INFORMATION

         Terex Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at its offices at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address for such Web site is http://www.sec.gov.

         In addition, the Common Stock is listed on the New York Stock Exchange, Inc. ("NYSE") under the symbol "TEX" and reports, proxy statements and other information concerning the Company may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, exhibits, schedules, and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement, which may be inspected and copied at the Public Reference Section of the Commission referred to above. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the full text of such contract or document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, each such statement being qualified in all respects by such reference.

         The Company furnishes stockholders with annual reports containing audited financial statements. The Company also furnishes its holders of Common Stock with proxy material for its annual meetings complying with the proxy requirements of the Exchange Act.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents which have been filed by the Company with the Commission are incorporated in this Prospectus by reference:

1.       The Company's  Annual  Report on Form 10-K for the year ended  December
         31, 1997.

2. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement dated April 8, 1998.

3. The Company's Current Report on Form 8-K dated March 31, 1998 and filed on April 7, 1998.

4. The Company Quarterly Report on Form 10-Q for the Three Months Ended March 31, 1998, dated May 15, 1998 and filed on May 15, 1998.

5. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated February 22, 1991.

    All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering of the Offered Securities made hereby shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all documents incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference in such information). Such requests should be directed to Terex Corporation, Attention: Secretary, 500 Post Road East, Westport, Connecticut 06880 (telephone (203) 222-7170).

                                   THE COMPANY

         Terex is a global manufacturer of a broad range of construction and mining related capital equipment. The Company strives to manufacture high quality machines which are low cost, simple to use and easy to maintain. The Company's principal products include telescopic mobile cranes, aerial work platforms, utility aerial devices, telescopic material handlers, truck mounted mobile cranes, rigid and articulated off-highway trucks and high capacity surface mining trucks, large hydraulic mining shovels and related components and replacement parts. The Company's products are manufactured at 16 plants in the United States and Europe and are sold primarily through a worldwide network of dealers in over 750 locations to the global construction, infrastructure and surface mining markets.

    The Company's operations began in 1983 with the purchase of Northwest Engineering Company, the Company's original business and name. Since 1983, management has expanded and changed the Company's business through a series of acquisitions and dispositions. In 1988, Northwest Engineering Company merged into a subsidiary acquired in 1986 named Terex Corporation, with Terex Corporation as the surviving entity. As a result of the completion of the PPM Acquisition (as defined below) in May 1995, the Company's operations were divided into three principal segments: Material Handling, Heavy Equipment and Mobile Cranes. On November 27, 1996, the Company completed the sale of its worldwide material handling segment, which was originally acquired in July 1992, and currently the Company operates in two business segments: Terex Lifting (formerly known as Terex Cranes) and Terex Earthmoving (formerly known as Terex Trucks). The principal executive offices of the Company are located at 500 Post Road East, Westport, Connecticut 06880 and its telephone number is (203) 222-7170.

    Terex Lifting (formerly known as Terex Cranes) manufactures and sells telescopic mobile cranes (including rough terrain, truck and all terrain mobile cranes), aerial work platforms (including scissor, articulated boom and straight telescoping boom aerial work platforms), utility aerial devices (including digger derricks and articulated aerial devices), telescopic material handlers (including container stackers, scrap handlers and telescopic rough terrain boom forklifts), truck mounted cranes (boom trucks) and related components and replacement parts. These products are primarily used by construction and industrial customers and utility companies. Terex Lifting is comprised of a number of divisions and subsidiaries.

    Terex Lifting was established as a separate business segment as a result of the acquisition (the "PPM Acquisition") in May 1995 of substantially all of the shares of P.P.M. S.A. and certain of its subsidiaries, including P.P.M. SpA, Brimont Agraire S.A., a specialized trailer manufacturer in France, PPM Krane GmbH, a sales organization in Germany, and Baulift Baumaschinen Und Krane Handels GmbH, a parts distributor in Germany (collectively, "PPM Europe"), from Potain S.A., and all of the capital stock of Legris Industries, Inc., which owned 92.4% of the capital stock of PPM Cranes, Inc. ("Terex Lifting -- Conway Operations"; PPM Europe and Terex Lifting -- Conway Operations are collectively referred to herein as "PPM") from Legris Industries, S.A. Concurrently with the completion of the PPM Acquisition, the Company contributed the assets (subject to liabilities) of its Koehring Cranes and Excavators and Mark Industries division to Terex Cranes, Inc., a wholly-owned subsidiary of the Company. The former division now operates as Koehring Cranes, Inc., a wholly owned subsidiary of Terex Cranes, Inc.

    During 1997, the Company completed two acquisitions to augment its Terex Lifting segment. On April 7, 1997, the Company completed the acquisition of substantially all of the capital stock of certain of the former subsidiaries of Simon Engineering plc (the "Simon Access Companies") for $90 million (subject to adjustment under certain circumstances). The Simon Access Companies consist principally of business units in the United States and Europe engaged in the manufacture, sale and worldwide distribution of access equipment designed to position people and materials to work at heights. The Simon Access Companies' products include utility aerial devices, aerial work platforms and truck mounted cranes (boom trucks) which are sold to customers in the industrial and construction markets, as well as utility companies. Specifically, the Company acquired 100% of the outstanding common stock of (i) Simon Telelect, Inc. (now named Terex Telelect, Inc.), a Delaware corporation, (ii) Simon Aerials, Inc.

(now named Terex Aerials, Inc.), a Wisconsin corporation and parent company of Terex-RO Corporation ("Terex RO"), (iii) Sim-Tech Management Limited, a private limited company incorporated under the laws of Hong Kong, (iv) Simon Cella, S.r.1., a company incorporated under the laws of Italy, and (v) Simon Aerials Limited (now named Terex Aerials Limited), a company incorporated under the laws of Ireland; and 60% of the outstanding common stock of Simon-Tomen Engineering Company Limited, a limited liability stock company organized under the laws of Japan. On April 14, 1997, the Company completed the acquisition of all of the capital stock of Baraga Products, Inc. and M&M Enterprises of Baraga, Inc. (together, the "Square Shooter Business"), which manufacture the Square Shooter, a rough terrain telescopic lift truck designed to lift materials to heights where they are used in construction.

    Terex Earthmoving (formerly known as Terex Trucks) manufactures and sells articulated and rigid off-highway trucks, high capacity surface mining trucks, large hydraulic mining shovels, and related components and replacement parts. These products are used primarily by construction, mining and government customers. On January 5, 1998, the Company also acquired Payhauler Corp.
("Payhauler"), which manufactures and markets 30 and 50 ton all wheel drive rigid frame trucks designed to move material in more severe operating conditions than a standard rear wheel drive rigid frame truck. On March 31, 1998, the Company purchased all of the outstanding shares of O&K Mining GmbH ("O&K Mining") from O&K Orenstein & Koppel AG for net aggregate consideration of approximately $168 million, subject to certain post-closing adjustments. O&K Mining is engaged in the manufacture, sale and worldwide distribution of large hydraulic mining shovels primarily used to load coal, copper ore, iron ore, other mineral-bearing materials or rocks into trucks. These products are used by mining equipment contractors, mining and quarrying companies and large construction companies involved in infrastructure projects worldwide. Terex Earthmoving is comprised of Terex Equipment Limited ("TEL"), located in Motherwell, Scotland, Unit Rig ("Unit Rig"), located in Tulsa, Oklahoma, Payhauler, located in Batavia, Illinois, and O&K Mining, located in Dortmund, Germany.

                       RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth the unaudited historical ratios of earnings to fixed charges for the Company for the periods indicated below:

                        Year Ended December 31,     Three Months Ended March 31,
                     1993  1994  1995  1996  1997         1997       1998
                     ----  ----  ----  ----  ----         ----       ----

Ratio of earnings
  to fixed charges   ---   1.1x  ---   ---   1.6x         1.3x       2.5x



         In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, preferred stock accretion, amortization of indebtedness issuance costs, and rental expense representative of the interest factor. Earnings were insufficient to cover fixed charges by $40.0 million, $32.1 million and $54.3 million during the years ended December 31, 1993, 1995, and 1996, respectively.

                                 USE OF PROCEEDS

         Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include acquisitions and other business combinations as suitable opportunities arise, the repayment of indebtedness outstanding at such time and working capital.

                         DESCRIPTION OF DEBT SECURITIES

         The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities being offered and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Debt Securities.

         The Senior Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Senior Securities Indenture"), between the Company and a trustee to be selected by the Company (the "Senior Securities Trustee") and the Subordinated Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Securities Indenture"), between the Company and a trustee to be selected by the Company (the "Subordinated Securities Trustee"). The Senior Securities Indenture and the Subordinated Securities Indenture are referred to herein individually as the "Indenture" and collectively as the "Indentures," and the Senior Securities Trustee and the Subordinated Securities Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees." A form of the Senior Securities Indenture and a form of the Subordinated Securities Indenture will be filed as exhibits to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust offices of the respective Trustees or as described above under "Available Information." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The description of the Indentures set forth below assumes that the Company has entered into the Indentures. The Company will execute the applicable Indenture when and if the Company issues Debt Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities.

         Unless otherwise specified, all capitalized terms used but not defined herein shall have the meanings set forth in the Indentures.

General

         The Debt Securities will be direct, unsecured obligations of the Company. Senior Securities will rank pari passu with certain other senior debt of the Company that may be outstanding from time to time, and will rank senior to all Subordinated Securities that may be outstanding from time to time. Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company, as described under "Subordination."

         Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

         Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee shall be appointed by the Company, by or pursuant to a resolution adopted by the Board of Directors of the Company, to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee thereunder, and, except as otherwise indicated herein or therein, any action described herein or therein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

         Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:


         (1)      the title of such Debt Securities;

         (2)      the   classification   of  such  Debt   Securities  as  Senior
                  Securities or Subordinated Securities;

         (3) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

         (4) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

         (5) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

         (6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

         (7) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

         (8) the place or places where the principal of (and premium, if any) and interest and other amounts, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

         (9)      the  period  or  periods  within  which,  the  price or prices
                  (including premium, if any) at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have such an option;

         (10) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

         (11) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

         (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or other method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

         (13) whether such Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

         (14) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the applicable Indenture;

         (15) whether the principal of (and premium, if any) or interest or other amounts, if any, on such Debt Securities are to be payable, at the election of the Company or a Holder, in one or more currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies in which such Debt Securities are to be so payable;

         (16) whether such Debt Securities will be issued in certificated or book-entry form;

         (17) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

         (18) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable Indenture;

         (19) if such Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

         (20) the terms, if any, upon which such Debt Securities may be convertible into Common Stock or Preferred Stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

         (21) whether and under what circumstances the Company will pay any other amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

         (22) the name of the applicable Trustee and the address of its corporate trust office; and

         (23) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

         The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities") or that the principal amount thereof payable at their stated maturity may be more or less than the principal face amount thereof at original issuance ("Indexed Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities and Index Securities will be described in the applicable Prospectus Supplement.

         Except as set forth below under "Certain Covenants--Senior Securities Indenture Limitations on Incurrence of Indebtedness," neither Indenture contains any other provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. See "Description of Preferred Stock" and "Description of Common Stock."

         Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

         Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in bearer form will be issuable in denominations of $5,000.

         Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at an office or agency established by the Company in accordance with the Indenture, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer of funds to such person at an account maintained within the United States.

         Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

         Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at an office or agency established by the Company in accordance with the Indenture. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for exchange or registration of transfer thereof at the corporate trust office of the applicable Trustee or at an office or agency established by the Company in accordance with the Indenture. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

         Neither the Company nor any Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid.

Certain Covenants

Certain Definitions.

As used herein,

             "Acquired Indebtedness" means Indebtedness of a person or any of its Subsidiaries (the "Acquired person") (i) existing at the time such person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (ii) assumed in connection with the acquisition of assets from such person.

             "Asset Disposition" means any sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of capital stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a person other than the Company or a Restricted Subsidiary),
         (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary; provided, however, that each of (a) the consummation of any sale or series of related sales of assets or properties of the Company and the Restricted Subsidiaries by the Company and any Restricted Subsidiaries having an aggregate fair market value of less than $1 million in any fiscal year and (b) the discounting of accounts receivable or the sale of inventory, in each case in the ordinary course of business, shall not be deemed an Asset Disposition.

             "Bank Indebtedness" means (i) the Indebtedness outstanding or arising under any credit facility, (ii) all obligations and other amounts owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under any credit facility

         (including, but not limited to, interest (including interest accruing on or after the filing of any petition in bankruptcy, reorganization or similar proceeding relating to the Company or any Restricted Subsidiary, whether or not a claim for such interest is allowed in such proceeding), fees, charges, indemnities, expense reimbursement obligations and other claims under any credit facility), and (iii) all Hedging Obligations arising in connection therewith with any party to any credit facility.

             "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such capital lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

             "Cash Flow" for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period:
         (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and amortization expense, provided that consolidated depreciation and amortization expense of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary and (iv) all other non-cash charges (other than any recurring non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period). Notwithstanding clause (iv) above, there shall be deducted from Cash Flow in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to Cash Flow pursuant to clause (iv) in such prior period.

             "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an issuance of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any
         Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the capital stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets (including capital stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (4) if since the beginning of such period any person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the average interest rate for the period up to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility the amount outstanding under such
         Indebtedness shall be equal to the average of the amount outstanding during the period commencing on the first day of the first of the four most recent fiscal quarters for which financial statements are available and ending on the date of determination.

             "Consolidated  Interest  Expense" means, for any period,  the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense but Incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) original issue discount and non-cash interest payments or accruals, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Hedging Obligations (including amortization of fees), (vii) dividends in respect of all Disqualified Stock held by persons other than the Company, a Subsidiary Guarantor or a Wholly Owned Subsidiary, (viii) interest Incurred in connection with investments in discontinued operations, (ix) the interest portion of any deferred payment obligations constituting Indebtedness, and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Company) in connection with Indebtedness Incurred by such plan or trust. For purposes of this definition, interest expense attributable to any Indebtedness represented by the guarantee (other than (a) Guarantees permitted by the terms of clauses (b)(x) and (xi), respectively, of the covenants described under "-- Certain Covenants -- Limitation on Indebtedness" and "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" and (b) Guarantees by the Company of Indebtedness of a consolidated Restricted Subsidiary or by a consolidated Restricted Subsidiary of the Company or another consolidated Restricted Subsidiary) by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

             "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

             "Disqualified Stock" means, with respect to any person, any capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise prior to the 91st day after the stated maturity of the Debt Securities, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock prior to the 91st day after the stated maturity of the Debt Securities or (iii) is redeemable at the option of the holder thereof, in whole or in part on or prior to the 91st day after the stated maturity of the Debt Securities.

             "Floor Plan Guarantees" means guarantees (including but not limited
         to  repurchase  or  remarketing   obligations)  by  the  Company  or  a
         Restricted Subsidiary Incurred in the ordinary course of business consistent with past practice of Indebtedness Incurred by a franchise dealer, or other purchaser or lessor, for the purchase of inventory manufactured or sold by the Company or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such franchise dealer and any related reasonable fees and expenses (including financing fees), provided, however, that
         (1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority lien on such inventory in favor of the holder of such Indebtedness and (2) if the Company or such Restricted Subsidiary is required to make payment with respect to such guarantee, the Company or such Restricted Subsidiary will have the right to receive either (q) title to such inventory, (r) a valid assignment of a perfected first priority lien in such inventory or (s) the net proceeds of any resale of such inventory.

             "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

             "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing in any manner any
         Indebtedness or other obligation of any person and any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment
         of) such Indebtedness or other obligation of such person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             "Hedging Obligations" of any person means the obligations of such person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

             "Indebtedness" of any person means, without duplication, and whether or not contingent,

             (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

             (ii) all Capital Lease Obligations of such person;

             (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

             (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

             (v) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends);

             (vi) to the extent not otherwise included in this definition, all Hedging Obligations;

             (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (other than in each case by reason of activities described in the proviso to the definition of "Guarantee"); and

             (viii) all obligations of the type referred to in clauses (i) through (vii) of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

         For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors. For purposes hereof, the amount of any Indebtedness issued with original issue discount shall be the original purchase price plus accrued interest, provided, however, that such accretion shall not be deemed an incurrence of Indebtedness.


             "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

             "Investment" in any person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or deposits on the balance sheet of the person making the advance or loan, in each case in accordance with GAAP) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock , Indebtedness or other similar instruments issued by such person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. Notwithstanding the foregoing, in no event shall any issuance of capital stock (other than Preferred Stock or Disqualified Stock, or capital stock exchangeable, exercisable or convertible for any of the foregoing) of the Company in exchange for capital stock , property or assets of another person constitute an Investment by the Company in such person.

             "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

             "Senior Debt" means with respect to the Company or any Subsidiary Guarantor (x) Bank Indebtedness and (y) any other Indebtedness that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly made senior in right of payment to the Notes or the applicable Guarantee, other than (1) any obligation of such person to any subsidiary of such person or to any officer, director or employee of such person or any such subsidiary, (2) any liability of such person for federal, state, local or other taxes owed or owing by such person,
         (3) any accounts payable or other liability of such person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of such person which is, expressly by its terms, subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of such person, (5) that portion of any Indebtedness of such person which at the time of issuance is issued in violation of the Indenture, (6) Indebtedness of such person represented by Disqualified Stock or (7) Capital Lease Obligations.

             "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meanings of Rule 1-02 under Regulation S-X promulgated by the Commission.

             "Subsidiary" means (a) any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries or (b) any limited partnership of which the Company or any Subsidiary is a general partner, or (c) any other person (other than a corporation or limited partnership) in which the Company, or one or more other
         Subsidiaries  or the  Company  and  one  or  more  other  Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof. Unless the context other wise requires, Subsidiary means each direct and indirect Subsidiary of the Company.

             "Subsidiary  Guarantor"  means any  Subsidiary  of the Company that
         Guarantees  the  Company's   obligations   with  respect  to  the  Debt
         Securities.

             "Unrestricted  Subsidiary"  means  any  Subsidiary  of the  Company
         (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with the covenant described under "Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

             "Voting Stock" of a person means capital stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

             "Wholly Owned Subsidiary" means (i) a Restricted Subsidiary all the capital stock of which (other than directors' qualifying shares and shares held by other persons to the extent such Shares are required by applicable law to be held by a person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries and (ii) each of Terex Cranes, Inc., P.P.M. Cranes, Inc., P.P.M. S.A., and any future wholly owned subsidiaries of any of the foregoing, in each case so long as the Company or one or more Wholly Owned Subsidiaries maintains a percentage ownership interest in such entity equal to or greater than such ownership interest (on a fully diluted basis) on the later of (a) the applicable Indenture or
         (b) the date such entity is incorporated or acquired by the Company or one or more Wholly Owned Subsidiaries.

         Senior Securities Indenture Limitations on Incurrence of Indebtedness. The Company will not, and will not permit any Subsidiary to, incur any Indebtedness if the Consolidated Cash Flow Coverage Ratio at the date on which such additional Indebtedness is to be incurred shall have been less than 2.0 to 1.0.

         Existence. Except as permitted under "Merger, Consolidation or Sale," the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the Debt Securities.

         Maintenance of Properties. The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business.

         Insurance. The Company will, and will cause each of its Subsidiaries to, keep all of its insurable properties adequately insured against loss or damage with financially sound and reputable insurance companies.

         Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any

Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary, unless such lien would not have a material adverse effect upon such property; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Company has set apart and maintains an adequate reserve.

         Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements"), or which the Company would have been so required if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company is or would have been so required to file such documents if the Company is or were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such holders, copies of the annual reports and quarterly reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or which the Company would have been so required if the Company were subject to such Sections and (ii) file with the Trustees copies of annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or which the Company would have been so required if the Company were subject to such Sections, and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

Merger, Consolidation or Sale

         The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest (and any other amounts) on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indentures; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustees.

Events of Default, Notice and Waiver

         Each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest or other amounts on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series when due;
(c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series) continued for 60 days after written notice as provided in such Indenture; (e) default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness for borrowed money of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, any Significant Subsidiary or the property of the Company or any Significant Subsidiary or all or substantially all of either of its property; and (g) any other Event of Default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

         If an Event of Default under either Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of the outstanding Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of Debt Securities then outstanding of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest, and any other amounts, on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof and the premium, if any, or interest), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the applicable Indenture. Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default
(x) in the payment of the principal of (premium, if any) or interest or other amounts on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected thereby.

         Each Trustee is required to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that the Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest payable on or any other amounts with respect to any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such holders.

         Each Indenture provides that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the Trustee thereunder for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on, and other amounts payable with respect to, such Debt Securities at the respective due dates thereof.

         Subject to provisions in each Indenture relating to its duties in case of default, each Trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the applicable outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

         Within 120 days after the close of each fiscal year, the Company must deliver to each Trustee a certificate, signed by two officers, one of whom must be the principal financial officer or principal accounting officer, stating whether or not such officers have knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indentures

         Except as described below, modifications and amendments of each Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or other amounts payable on (or premium, if any) any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, or change any obligation of the Company to pay any other amounts set forth in the Indenture relating to, or reduce any other amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or premium, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be payable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of (and premium, if any), or interest on, or any other amounts payable with respect to, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security.

         The holders of not less than a majority in principal amount of outstanding Debt Securities issued under either Indenture have the right to waive compliance by the Company with certain covenants in the applicable Indenture.

         Modifications and amendments of each Indenture may be made by the Company and the applicable Trustee without the consent of any Holder of Debt Securities issued thereunder for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under the applicable Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the applicable Indenture; (iii) to add
Events of Default  for the  benefit of the  holders of all or any series of Debt

Securities; (iv) to add or change any provisions of the applicable Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provision of the applicable Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series issued thereunder created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Preferred Stock or Common Stock; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the applicable Indenture, provided that such action will not adversely affect the interests of holders of Debt Securities of any series in any material respect; (x) to close the applicable Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify or maintain qualification of, the applicable Indenture under the TIA; or
(xi) to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action will not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

         Each Indenture provides that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a currency other than U.S. dollars that shall be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above),
(iii) the principal amount of an Indexed Security that will be deemed outstanding will be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to the applicable Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor will be disregarded.

         Each Indenture contains provisions for convening meetings of the holders of Debt Securities of a series. A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Company, pursuant to a resolution adopted by the Board of Directors of the Company, or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

         Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture.

Discharge, Defeasance and Covenant Defeasance

         The Company may discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest and other amounts payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

         Each Indenture provides that, under certain circumstances, the Company may elect to (a) defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay other amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") and/or (b) be released from its obligations with respect to such Debt Securities under the applicable Indenture (being the restrictions described under "Certain Covenants") or, under certain circumstances, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

         Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the "IRS") or a change in applicable United States federal income tax law occurring after the date of the Indenture.

         "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the currency (if other than U.S. dollars) in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the currency (if other than U.S. dollars) in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

         Unless otherwise provided in the applicable Prospectus Supplement, if, after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency (other than U.S. dollars, the ECU or other currency unit), both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
(iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a currency other than U.S. dollars that ceases to be used by its government of issuance will be made in U.S.
dollars.

         In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" under certain circumstances or described in clause (g) under "Events of Default, Notice and Waiver" under certain circumstances, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

         The terms and conditions, if any, upon which the Debt Securities are convertible into Preferred Stock or Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Preferred Stock or Common Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities are expected to be deposited with The Depository Trust Company, as Depositary. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

         Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee of such Depositary to a successor Depositary or any nominee of such successor.

         The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the Company anticipates that the following provisions will apply to depositary arrangements.

         Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary ("participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

         So long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below or in the applicable Prospectus Supplement, owners of a beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

         Payments of principal of, any premium on, and any interest on, or any other amounts payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustees, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

         If a Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may, at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

Subordination

         Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Securities Indenture in right of payment to the prior payment in full of all Senior Debt, but the obligation of the Company to make payment of the principal and interest on the Subordinated Securities will not otherwise be affected. No payment of principal or interest may be made on the Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Securities.

         There will be no restrictions in the Subordinated Securities Indenture upon the creation of additional Senior Debt. However, the Senior Securities Indenture will contain limitations on incurrence of indebtedness by the Company.

         If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Company's most recent fiscal quarter.

                         DESCRIPTION OF PREFERRED STOCK

         The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), authorizes the Company to issue up to 10,000,000 shares of preferred stock of the Company. The Board of Directors of the Company is granted the power to authorize the issuance of one or more series of preferred stock. As of the date hereof, there are not shares of preferred stock of the Company issued and outstanding.

         The following description of the Preferred Stock which may be offered pursuant to a Prospectus Supplement sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of the Preferred Stock being offered and the extent to which such general provisions may or may not apply will be described in a Prospectus Supplement relating to such Preferred Stock. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Certificate of Incorporation and the Company's Bylaws, as in effect.

General

         Subject to limitations prescribed by Delaware law and the Certificate of Incorporation, the Board of Directors of the Company is authorized to fix the number of shares constituting each series of Preferred Stock and the designations and powers, preferences and the relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, distributions, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors of the Company or a duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The Register and Transfer Agent for any Preferred Stock will be set forth in the applicable Prospectus Supplement.

         Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:


     (1)  the title and stated value of such Preferred Stock;

     (2) the number of shares of such Preferred Stock being offered, the liquidation preference per share and the offering price of such Preferred Stock;

     (3)  the  distribution   rate(s),   period(s)  and/or  payment  date(s)  or
          method(s) of calculation thereof applicable to such Preferred Stock;

     (4) the date from which distributions on such Preferred Stock shall accumulate, if applicable;

     (5) the procedures for any auction and remarketing, if any, for such Preferred Stock;

     (6)  the provision for a sinking fund, if any, for such Preferred Stock;

     (7)  the provisions for redemption, if applicable, of such Preferred Stock;

     (8)  any listing of such Preferred Stock on any securities exchange;

     (9) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof);

     (10) a discussion of federal income tax considerations applicable to such Preferred Stock;

     (11) the relative ranking and preferences of such Preferred Stock as to distribution rights (including whether any liquidation preference as to the Preferred Stock will be treated as a liability for purposes of determining the availability of assets of the Company for distributions to holders of Stock remaining junior to the Preferred Stock as to distribution rights) and rights upon liquidation, dissolution or winding up of the affairs of the Company;

     (12) any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

     (13) any  other  specific  terms,  preferences,   rights,   limitations  or
          restrictions of such Preferred Stock.

Rank

         Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock, and to all equity securities ranking junior to such Preferred Stock with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, as the case may be; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, as the case may be; and
(iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, as the case may be. As used in the Certificate of Incorporation, for these purposes, the term "equity securities" does not include convertible debt securities.

Distributions

         Holders of Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash distributions at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable Prospectus Supplement. Each such distribution shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

         Distributions on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to authorize a distribution payable on a distribution payment date on any series of the Preferred Stock for which distributions are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and the Company will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are authorized for payment on any future distribution payment date.

         If any shares of Preferred Stock of any series are outstanding, no full distributions shall be authorized or paid or set apart for payment on the preferred stock of the Company of any other series ranking, as to distributions, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series for all past distribution periods and the then current distribution period or (ii) if such series of Preferred

Stock does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Stock of any series and the shares of any other series of preferred stock ranking on a parity as to distributions with the Preferred Stock of such series, all distributions authorized upon the Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to distributions with such Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share on the Preferred Stock of such series and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such shares of Preferred Stock do not have a cumulative distribution) and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Preferred Stock of such series which may be in arrears.

         Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative distributions on the Preferred Stock of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (ii) if such series of Preferred Stock does not have a cumulative distribution, full distributions on the Preferred Stock of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no distributions (other than in Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to distributions and upon liquidation, dissolution or winding up of the affairs of the Company) shall be authorized or paid or set aside for payment or other distribution upon the Common Stock or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to distributions or upon liquidation, dissolution or winding up of the affairs of the Company, nor shall any Common Stock or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to distributions or upon liquidation, dissolution or winding up of the affairs of the Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of capital stock ) by the Company (except by conversion into or exchange for other shares of capital stock of the Company ranking junior to the Preferred Stock of such series as to distributions and upon liquidation, dissolution or winding up of the affairs of the Company).

         Any distribution payment made on a series of Preferred Stock shall first be credited against the earliest accrued but unpaid distribution due with respect to shares of such series which remains payable.

Redemption

         If so provided in the applicable Prospectus Supplement, the Preferred Stock of any series will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

         The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such Preferred Stock does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

         Notwithstanding the foregoing, unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and
(ii) if such series of Preferred Stock does not have a cumulative distribution, full distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding Preferred Stock of such series are simultaneously redeemed;
provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Stock of such series, and, unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative distributions on all outstanding shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (ii) if such series of Preferred Stock does not have a cumulative distribution, full distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Stock of such series (except by conversion into or exchange for shares of capital stock of the Company ranking junior to the Preferred Stock of such series as to distributions and upon liquidation).

         If fewer than all of the outstanding Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that distributions on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been properly given and if the funds necessary for such redemption have been irrevocably set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date distributions will cease to accrue on such Preferred Stock, such Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Any moneys so deposited which remain unclaimed by the holders of such Preferred Stock at the end of two years after the redemption date will be returned by the applicable bank or trust company to the Company.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of shares of capital stock of the Company ranking junior to any series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of such series of Preferred Stock shall be entitled to receive, after payment or provision for payment of the Company's indebtedness and other liabilities, out of assets of the Company legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Stock do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such series of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all such outstanding Preferred Stock and the corresponding amounts payable on all shares of other classes or series of shares of capital stock of the Company ranking on a parity with such series of Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series of Preferred Stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If the liquidating distributions shall have been made in full to all holders of a series of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of shares of capital stock ranking junior to such series of Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of the Company with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Company immediately followed by organization of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of the Company's assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of Preferred Stock.

Voting Rights

         Holders of any series of Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

         Unless provided otherwise for any series of Preferred Stock, so long as any Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of a majority of the shares of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class),
(i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior to such series of Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation, including the applicable Certificate of Designation for such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

         Whenever distributions on any Preferred Stock shall be in arrears for six or more consecutive quarterly periods, the holders of such Preferred Stock (voting together as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Company until, (i) if such series of Preferred Stock has a cumulative distribution, all distributions accumulated on such Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Stock does not have a cumulative distribution, four consecutive quarterly distributions shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

Conversion Rights

         The terms and conditions, if any, upon which any series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

                           DESCRIPTION OF COMMON STOCK

General

         As of March 31, 1998, the Company had outstanding 20,644,649 shares of Common Stock. The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Stock will be issuable upon conversion of Debt Securities or Preferred Stock or upon the exercise of Warrants or Rights. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Certificate of Incorporation and the Company's Bylaws.

         Holders of Common Stock will be entitled to receive distributions when, as and if authorized and declared by the Board of Directors of the Company, out of funds legally available therefor. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the indebtedness and other liabilities of the Company and the preferential amounts owing with respect to any outstanding Preferred Stock. The Common Stock will possess ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of Common Stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the outstanding shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Approval of the following matters requires the affirmative vote of the holders of a majority of all outstanding shares of Common Stock: certain amendments to the Certificate of Incorporation, termination of the Company, removal of a director, certain mergers, reorganizations or consolidations of the Company or the sale, conveyance, exchange or other disposition of all or substantially all of the Company's property. Holders of Common Stock will not have preemptive rights, which means they have no right to acquire any additional shares of Common Stock that may be issued by the Company at a subsequent date. The Common Stock will, when issued, be fully paid and nonassessable.

         The Registrar and Transfer Agent for the Company's Common Stock is American Stock Transfer Company.

Delaware Anti-Takeover Statute

         The Company is a Delaware corporation and is subject to Section 203 of the General Corporation Law of Delaware ("Delaware Law"). In general, Section 203 prevents an "interested stockholder" (defined generally as a person owing 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person becomes an interested stockholder unless
(a) before that person became an interested stockholder, the Company's Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the Company's Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding Company voting stock not owned by the interested stockholder.

         Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

                             DESCRIPTION OF WARRANTS

         The Company may issue Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

         The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued; (4) the currencies in which the price of such Warrants may be payable; (5) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants; (6) the designation and terms of the Offered Securities with which such Warrants are issued and the number of such Warrants issued with each such security; (7) the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the securities purchasable upon exercise of such Warrants will be payable; (8) if applicable, the date on and after which such Warrants and the related securities will be separately transferable; (9) the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such Warrants may be purchased; (10) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (11) the minimum or maximum amount of such Warrants which may be exercised at any one time; (12) information with respect to book-entry procedures, if any; (13) a discussion of certain Federal income tax considerations; and (14) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                              DESCRIPTION OF RIGHTS

         The Company may issue Rights to its stockholders for the purchase of shares of Preferred Stock or Common Stock. Each series of Rights will be issued under a separate rights agreement (a "Rights Agreement") to be entered into between the Company and a bank or trust company, as Rights agent, all as set forth in the Prospectus Supplement relating to the particular issue of Rights. The Rights agent will act solely as an agent of the Company in connection with the certificates relating to the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of Rights certificates or beneficial owners of Rights. The Rights Agreement and the Rights certificates relating to each series of Rights will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Rights.

         The applicable Prospectus Supplement will describe the terms of the Rights to be issued, including the following where applicable: (i) the date for determining the stockholders entitled to the Rights distribution; (ii) the aggregate number of shares of Preferred Stock or Common Stock purchasable upon exercise of such Rights and the exercise price; (iii) the aggregate number of Rights being issued; (iv) the date, if any, on and after which such Rights may be transferable separately; (v) the date on which the right to exercise such Rights shall commence and the date on which such right shall expire; (vi) any special Federal income tax consequences; and (vii) any other terms of such Rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such Rights.

                              PLAN OF DISTRIBUTION

         The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents or through a combination of any such methods of sale. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

         Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company also may offer and sell the Offered Securities in exchange for one or more of its then outstanding issues of indebtedness or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered
Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

         Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Unless otherwise specified in the applicable Prospectus Supplement, each series of Offered Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the New York Stock Exchange. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list the Offered Securities on an exchange, but is but is not obligated to do so. It is possible that one or more underwriters may make a market in the Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

         If so indicated in a Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Offered Securities of the series to which such Prospectus Supplement relates providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Offered Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) the purchase by an institution of the particular Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Offered Securities or number of Warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

         Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

         In order to comply with the securities laws of certain states, if applicable, the Offered Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Offered Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                  ERISA MATTERS

         The Company may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code, unless such transactions are effected pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to invest in the Offered Securities should consult with its legal counsel.

                                 LEGAL OPINIONS

         Certain legal matters will be passed upon for the Company by Robinson Silverman Pearce Aronsohn & Berman LLP, New York, New York.


                             INDEPENDENT ACCOUNTANTS

         The financial staements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table itemizes the expenses incurred by the Company in connection with the offering of the Offered Securities being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                   Item                                  Amount

  Registration Fee -- Securities and
    Exchange Commission........................       $  88,500
  New York Stock Exchange Listing Fee..........          35,000*
  Rating Agency Fees...........................          75,000*
  Legal Fees and Expenses......................          10,000*
  Accounting Fees and Expenses.................          10,000*
  Blue Sky Fees and Expenses...................           5,000*
  Miscellaneous Expenses.......................          10,000*
                                                      -----------
                  Total........................  $       233,500*
                                                      ===========
---------------------
* Estimated


Item 15.  Indemnification of Trustees and Officers.

         Section  145 of the  Delaware  General  Corporation  Law  ("DGCL")  and
Article IX of the Company's Amended and Restated By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         Article IX of the Company's Amended and Restated By-laws generally requires the Company to indemnify its officers and directors against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of certain actions, whether instituted by a third party or a stockholder (either directly or indirectly) and including specifically, but without limitation, actions brought under the Securities Act, and/or the Exchange Act; except that no such indemnification will be permitted if such director or officer was not successful in defending against any such action and it is determined that the director or officer breached or failed to perform his or her duties to the Company, and such breach or failure constitutes (i) a willful breach of his or her "duty of loyalty", (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, (iii) a violation of Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) a transaction where such individual derived an improper financial profit (unless it is deemed that such profit is immaterial in light of all of the circumstances) (collectively, "Breach of Duty"). Notwithstanding the foregoing, subject to certain exceptions, the Amended and Restated By-laws provide that directors or officers initiating an action, are not entitled to indemnification.

         The Amended and Restated By-laws also establish certain procedures by which (i) a director or officer may request an advance on his or her reasonable expenses, prior to the final disposition of an action, (ii) the Company may withhold an indemnification payment from a director or officer, (iii) a director or officer may be entitled to partial indemnification and (iv) a director or officer may challenge the Company's denial to furnish him or her with requested indemnification. Additionally, the Amended and Restated By-laws provide that the adverse termination of an action against an officer or director, is not in and of itself sufficient to create a presumption that a director or officer engaged in conduct constituting a Breach of Duty.

         Finally, the Company's Amended and Restated Certificate of Incorporation, as amended, contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's "duty of loyalty" (as further defined therein) to the Company or its stockholders, (ii) for acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating in general to the willful or negligent payment of an illegal dividend or the authorization of an unlawful stock repurchase or redemption, or (iv) for any transaction from which the director derived an improper personal profit to the extent of such profit. This provision of the Restated Certificate of Incorporation offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Although the validity and scope of Section 145 of the DGCL has not been tested in court, the Commission has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

         The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

Item 16.  Exhibits

1.1      Form of Underwriting Agreement(s).*

4.1 Warrant Agreement dated as of December 20, 1993 between Terex Corporation and Mellon Securities Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.40 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

4.2      Form of  Series A  Warrant  (incorporated  by  reference  to  Exhibit
         4.41 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

4.3      Certificate  of  Elimination  with  respect to  the Series B Preferred
         Stock.

4.4 Indenture dated as of May 9, 1995 among Terex Corporation, the Guarantors named therein and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.7 of Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.5 Fifth Supplemental Indenture dated as of February 18, 1998 among Terex Corporation, the Guarantors named therein and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit
         4.5 of the  1997  Annual  Report  on Form  10-K,  Commission  File  No.
         1-10702.

4.6 Indenture, dated as of March 31, 1998, between Terex Corporation, each of the subsidiaries of Terex Corporation listed therein, as Issuer and United States Trust Company of New York, as Trustee, for $150,000,000 of 8-7/8% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 10.9 of the Form 8-K Current Report, Commission File No. 1-10702, dated March 31, 1998 and filed with the Commission on April 7,
         1998).

4.7 Form of Indenture relating to Senior Securities to be entered into by the Company and a trustee to be selected by the Company.*

4.8      Form of Senior Security.*

4.9 Form of Indenture relating to Subordinated Securities to be entered into by the Company and a trustee to be selected by the Company.*

4.10     Form of Subordinated Security.*

4.11     Form of Certificate of Designation for the Preferred Stock.*

4.12     Form of Preferred Stock Certificate.*

4.13     Form of Common Stock Certificate.*

4.14     Form of Common Stock Warrant Agreement.*

4.15     Form of Preferred Stock Warrant Agreement.*

4.16     Form of Rights Agreement.*

5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP re: legality of the Offered Securities.**

12.1     Ratio of earnings to fixed charges.**

23.1 Independent Accountants' Consent of Price Waterhouse LLP, Stamford, Connecticut.**

23.2 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).

24.1     Power of attorney (included on signature page).

25.1     Statement of Eligibility of Senior Securities Trustee on Form T-1.*

25.2     Statement  of  Eligibility  of  Subordinated  Securities  Trustee  on
         Form T-1.*

-----------------
* To be filed by amendment, Current Report of Form 8-K, or incorporated by reference in connection with the offering of Offered Securities.
**       Filed herewith.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  To  include  any   prospectus   required  by Section
                           10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                            provided,   however,   that  paragraphs  (1)(i)  and
                            (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registratrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

 40

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 18, 1998.

                                TEREX CORPORATION

                             By: /s/ Ronald M. DeFeo
                                 Ronald M. DeFeo
                                 Chairman of the Board, President
                                   and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald M. DeFeo or Eric I Cohen, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Ronald M. DeFeo         Chairman, Chief Executive Officer       May 18, 1998
---------------------         and Director
Ronald M. DeFeo               (Principal Executive Officer)

/s/ David J. Langevin       Executive Vice President                May 18, 1998
---------------------         (Acting Principal Financial Officer)
David J. Langevin

/s/ Joseph F. Apuzzo        Vice President Finance                  May 18, 1998
---------------------         and Controller
Joseph F. Apuzzo              (Principal Accounting Officer)

/s/ G. Chris Andersen       Director                                May 18, 1998
----------------------
G. Chris Andersen

/s/ William H. Fike         Director                                May 18, 1998
----------------------
William H. Fike

/s/ Bruce I. Raben          Director                                May 18, 1998
----------------------
Bruce I. Raben

/s/ Marvin B. Rosenberg     Director                                May 18, 1998
-----------------------
Marvin B. Rosenberg

/s/ David A. Sachs          Director                                May 18, 1998
-----------------------
David A. Sachs

/s/ Adam E. Wolf            Director                                May 18, 1998
-----------------------
Adam E. Wolf

                                  EXHIBIT INDEX


Exhibit No.                         Description                         Page No.

1.1      Form of Underwriting Agreement(s).*

4.1      Warrant   Agreement  dated  as  of  December  20,  1993
         between Terex Corporation and Mellon Securities Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.40 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

4.2      Form of Series A Warrant  (incorporated by reference to Exhibit
         4.41 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

4.3      Certificate of Elimination with respect to the Series B
         Preferred Stock.

4.4      Indenture  dated  as of  May  9,  1995  among  Terex
         Corporation, the Guarantors named therein and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.7 of Amendment No. 1 to the Form
         S-1  Registration Statement  of  Terex  Corporation,
         Registration No. 33-52711).

4.5 Fifth Supplemental Indenture dated as of February 18, 1998 among Terex Corporation, the Guarantors named therein and United States Trust Company of New York, as Trustee
         (incorporated  by reference to Exhibit 4.5 of the  1997
         Annual  Report  on Form  10-K,  Commission  File  No. 1-10702).

4.6 Indenture, dated as of March 31, 1998, between Terex Corporation, each of the subsidiaries of Terex Corporation listed therein, as Issuer and United States Trust Company of New York, as Trustee, for $150,000,00 of 8-7/8% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 10.9 of the Form 8-K Current Report, Commission File No. 1-10702, dated March 31, 1998 and filed with the Commission on April 7, 1998).

4.7 Form of Indenture relating to Senior Securities to be entered into by the Company and a trustee to be selected by the Company.*

4.8      Form of Senior Security.*

4.9 Form of Indenture relating to Subordinated Securities to be entered into by the Company and a trustee to be selected by the Company.*

4.10     Form of Subordinated Security.*

4.11     Form of Certificate of Designation for the Preferred Stock.*

4.12     Form of Preferred Stock Certificate.*

4.13     Form of Common Stock Certificate.*

4.14     Form of Common Stock Warrant Agreement.*

4.15     Form of Preferred Stock Warrant Agreement.*

4.16     Form of Rights Agreement.*

5.1      Opinion of Robinson  Silverman Pearce Aronsohn & Berman
         LLP re: legality of the Offered Securities.**

12.1     Ratio of Earnings to Fixed Charges.**

23.1     Independent   Accountants'   Consent  of  Price   Waterhouse
         LLP,  Stamford, Connecticut.**

23.2 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).

24.1     Power of attorney (included on signature page).

25.1     Statement of Eligibility of Senior Securities Trustee on
         Form T-1.*

25.2 Statement of Eligibility of Subordinated Securities Trustee on Form T-1.*

---------------------
* To be filed by amendment, Current Report on Form 8-K or incorporated by reference in connection with the offering of Offered Securities.
**  Filed herewith.

                                                                  EXHIBIT 12.1




                                TEREX CORPORATION
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (amounts in millions)


                                                                                                         Three Months Ended
                                                                      Year Ended December 31,                 March 31,
                                                  --------------------------------------------------    -------------------
                                                                        Proforma
                                                    1997       1996       1995       1994      1993       1998       1997
                                                  -------    --------   --------   -------   -------    --------   --------
Earnings
  Income (loss) before taxes and minority
    interest....................................$   30.3    $  (54.3)  $  (32.1)  $   4.9   $ (40.7)    $  14.4    $   3.9

  Adjustments:
    Minority interest in losses of
      consolidated subsidiaries.................   ---         ---        ---        ---      ---         ---        ---
    Undistributed (income) loss of less
       than 50% owned investments...............   ---         ---        ---        ---      ---         ---        ---
    Distributions from less than 50%
       owned investments........................   ---         ---        ---        ---      ---         ---        ---
    Fixed charges...............................    49.0        72.2       50.4      39.7      33.6         9.8       11.4
                                                 --------    --------   --------   -------   -------    --------   --------

  Earnings......................................    79.3        17.9       18.3      44.6      (6.4)       24.2       15.3
                                                 --------    --------   --------   -------   -------    --------   --------

Combined fixed charges, including
   preferred accretion
  Interest expense, including debt
    discount amortization.......................    39.4        45.2       39.5      30.5      31.2         8.8        9.8
  Accretion of redeemable convertible...........     4.8        22.9        7.3       5.9       0.2         0.0        0.4
  Amortization/writeoff of debt issuance
    costs.......................................     2.6         2.6        2.5       2.3       1.3         0.5        0.7
  Portion of rental expense representative
     of interest factor (assumed to be 33%).....     2.2         1.5        1.3       1.0       0.9         0.5        0.5
                                                  --------   --------   --------   --------   -------   --------   --------

  Fixed charges.................................$   49.0    $   72.2   $   50.4   $  39.7    $  33.6        9.8       11.4
                                                  --------   --------   --------   --------   -------   --------   --------

Ratio of earnings to combined fixed charges.....    1.6x        (1)        (1)       1.1x       (1)       2.5x       1.3x
                                                  ========   ========   ========   ========   =======   ========   ========

Amount of earnings deficiency for coverage
   of combined fixed charges....................$    ---    $  54.3    $  32.1    $  ---     $  40.0        0.0       0.0
                                                  =========  ========   ========   ========   =======   ========   ========

 (1)  Less than 1.0x